SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2004

ARIZONA PUBLIC SERVICE COMPANY

(Exact name of registrant as specified in its charter)

Arizona	1-4473	86-0011170

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona	85004

(Address of principal executive offices)	(Zip Code)

(602) 250-1000 (Registrant’s telephone number, including area code)

NONE (Former name or former address, if changed since last report)

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits
SIGNATURES
Ex-1.1
EX-4.1
EX-4.2
Ex-5.2
EX-12.2

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

     The Registrant hereby files the following Exhibits to its Registration Statements on Form S-3 (No. 333-106772), which was declared effective on July 14, 2003.

Exhibit
No.	Description
1.1	Underwriting Agreement and related Terms Agreement, each dated June 24, 2004, in connection with the offering of $300,000,000 of 5.80% Notes due 2014.

4.1	Eighth Supplemental Indenture dated as of June 15, 2004, relating to the issuance of 5.80% Notes due 2014.

4.2	Specimen of Note of 5.80% Notes due 2014.

5.2	Opinion of Snell & Wilmer L.L.P.

12.2	Computation of Earnings to Fixed Charges.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIZONA PUBLIC SERVICE COMPANY (Registrant)

Dated: June 28, 2004	By	/s/ Nancy C. Loftin

Nancy C. Loftin Vice President, Secretary and General Counsel